Exhibit 10.15

PARAGON OFFSHORE PLC

2014 DIRECTOR OMNIBUS PLAN

TIME-VESTED RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT, made as of the                 day of                 , 201    , by Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (the “Company”) evidences the time-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to                      (“Director”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) acting under the Company’s 2014 Director Omnibus Plan (the “Plan”), has determined that it is desirable to award time-vested Restricted Stock Units to Director pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Board has determined that the time-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument;

NOW, THEREFORE, the award of time-vested Restricted Stock Units is hereby granted to Director as follows:

1. Time-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards                      Restricted Stock Units (the “Awarded Restricted Stock Units”) to Director pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Director effective as of the date of this Instrument (the “Effective Date”), and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Director without the payment of any cash consideration by Director, except that payment of nominal value in respect of the Shares hereunder may be required by the Board or pursuant to procedures of the Board in respect of the allotment and issuance, transfer or delivery of such Shares.

2. Vesting and Forfeiture. Except as set forth in Section 3 of this Instrument, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate in accordance with the provisions of the attached Schedule I, provided that Director serves on the Board continuously from the Effective Date to the applicable date of vesting. Any Awarded Restricted Stock Units that have not already vested shall be forfeited by Director upon the termination of Director’s service on the Board for any reason other than (i) death or Disability or (ii) after the occurrence of a Change in Control, for any reason other than the Director’s voluntary resignation.

3. Acceleration of Vesting. All of the Awarded Restricted Stock Units that have not already vested shall become fully vested and no longer subject to any forfeiture restrictions under this Instrument if Director’s service on the Board terminates (i) by reason of the death or Disability of Director or (ii) after the occurrence of a Change in Control, for any reason other than the Director’s voluntary resignation.

4. Allotment and Issuance of Shares. As soon as practicable following the date any Awarded Restricted Stock Unit vests (but no later than the end of the calendar year in which vesting occurs or, if later, 2.5 months after vesting), the Company shall, subject to the satisfaction of Director’s obligations under Section 7 herein, allot and issue or transfer to Director one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled.

5. No Rights as Shareholder. Director shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Director as provided herein.

6. Dividend Equivalent Rights. The Company hereby awards to Director rights to Dividend Equivalents with respect to the Awarded Restricted Stock Units. The rights awarded to Director under this Section 6 shall entitle Director to the payment, with respect to each Share that is subject to an Awarded Restricted Stock Unit that has not been canceled or forfeited, of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to one Share while such Awarded Restricted Stock Unit remains outstanding. Such amount shall be paid to Director by Director’s employer on the date of the payment of the related cash dividend or cash distribution.

7. Arrangements and Procedures Regarding Nominal Value and Withholding Taxes.

(a) Director shall make arrangements satisfactory to the Board for (i) the payment of the aggregate nominal value with respect to the Shares that are allotted and issued, transferred or delivered to or on behalf of Director in settlement of Awarded Restricted Stock Units that have become vested and (ii) the payment of taxes of any kind, if any, that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the cash dividend and cash distribution equivalent rights awarded under this Instrument, including, without limitation, taxes, if any, applicable to (x) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (y) the awarding of the cash dividend and cash distribution equivalent rights or the payments made with respect thereto.

(b) Unless and until the Board shall determine otherwise and provide notice to Director in accordance with Section 7(c), any obligation of Director under Section 7(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Board, by (i) Director’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause

(i) and Shares withheld pursuant to clause (iii) such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the applicable event that gives rise to the withholding requirement occurs.

(c) The Board may determine, after the Effective Date and on notice to Director, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 7(b)) satisfactory to the Board in order for Director to satisfy the obligation of Director under Section 7(a).

(d) If Director does not, for whatever reason, satisfy his or her obligations under Section 7(a), then the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Director the amount required to satisfy the obligation of Director under Section 7(a).

8. Non-Assignability. This Instrument is not assignable or transferable by Director. No right or interest of Director under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the Board), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Director.

9. Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalent rights subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

10. Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

11. Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

12. Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

Paragon Offshore plc

3151 Briarpark Drive,

Suite 700

Houston, Texas 77042

Attention: Legal Department

Fax: (832) 783-4176

With a copy to:

Chairman of Compensation Committee

Paragon Offshore plc

3151 Briarpark Drive,

Suite 700

Houston, Texas 77042

Fax: (832) 783-4176

(b) If to Director, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Director as maintained in the records of the Company

For purposes of this Section 13, the Company shall provide Director with written notice of any change of the Company’s address, and Director shall be responsible for providing the Company with proper notice of any change of Director’s address pursuant to the Company’s policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

14. Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

16. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

17. References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

18. Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Director acquires a right to receive compensation from the Company or a Subsidiary pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such Subsidiary.

19. Compliance with Code Section 409A. The compensation payable to or with respect to Director pursuant to the Awarded Restricted Stock Units is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent. If any provision of this Award or the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company may in its discretion amend that provision, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax; provided, however, that this Section 19 shall not create any obligation on the part of the Company to adopt any such amendment, nor shall the Company have any liability for failing to do so.

20. No Company Representations or Advice. Director is hereby notified, and by accepting the award under this Instrument, Director acknowledges, that the Company is not providing, and no employee or Subsidiary of the Company is authorized to provide, any tax, legal or financial advice, nor to make any recommendations regarding Director’s participation in the Plan and/or the acquisition or disposition of the Shares subject to the Restricted Stock Units. Director is advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. The Company and its Subsidiaries (i) make no representations or undertakings regarding the tax treatment of any aspect of the Restricted Stock Units or cash dividend or cash distribution equivalent rights, the issuance of Shares or payment of cash in respect thereof, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends with respect to such Shares, and (ii) are under no obligation to structure the terms of the grant or any other aspect of the Restricted Stock Units or the cash dividend or cash distribution equivalent rights to reduce or eliminate Director’s tax liability or achieve any particular tax result. The Company makes no representation or guarantee to Director as to the future value of the Shares underlying the Restricted Stock Units.

21. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the award under this Instrument or to Director’s current or future participation in the Plan by electronic means. By accepting the award under this Instrument, Director consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22. Data Privacy. By accepting the award under this Instrument, Director explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Director’s personal data as described in this Instrument and any other Plan-related materials by and among the Company and any of its Subsidiaries (collectively, the “Company Group”) and service providers for the exclusive purpose of implementing, administering and managing Director’s participation in the Plan. Director understands that the Company Group may hold certain personal information about Director, including, but not limited to, Director’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares or directorships held in the Company Group, details of any awards under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding (collectively, “Data”) which may be transferred within the Company Group or to such Plan service providers as may be selected by the Company from time to time for the exclusive purpose of assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Director’s country. Director’s consent to the sharing of such Data as provided herein may be refused or revoked, but such refusal or withdrawal of his or her consent may affect the his or her ability to participate in the Plan. For more information, Director may contact his or her human resources representative.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

PARAGON OFFSHORE PLC

Name:
Title:

SCHEDULE I

PARAGON OFFSHORE PLC

RESTRICTION PERIODS

FOR AWARD OF TIME-VESTED RESTRICTED STOCK UNITS

The Board has determined that the following specified restricted time periods shall be applicable to the Awarded Restricted Stock Units awarded pursuant to the Instrument:

1.	Restriction Periods.

(i)	All of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on [ ].